Exhibit 99.1

NIMBLE. TENACIOUS. DISCIPLINED. Investor Presentation May 2022

Our goal is to deliver attractive, risk - adjusted returns by investing in quality healthcare assets. As a primarily net - leased medical office real estate investment trust (REIT), we target properties operated by profitable healthcare systems or physician groups that are at the forefront of delivering needed care in their local communities. 2

COMPANY HIGHLIGHTS 3 • Strategically curated, high - quality portfolio with excellent diversification across tenant/operators and markets • Focused growth strategy with proven results; acquired over $1.3 billion since IPO, with $189 million during 2021 and $75 million year to date* • Strong asset management expertise drives tenant satisfaction, potential value creation, and incremental opportunities to expand relationships • Strong balance sheet with 43.7% leverage ratio as of March 31, 2022 and $157 million of available capacity* • Experienced and proven leadership team, aligned with shareholders and committed to corporate responsibility *As of May 11, 2022.

4 A STRATEGY THAT DELIVERS VALUE $1.4B Investments in Real Estate Gross $1.1B Market Cap* 7.8% Weighted Average Cap Rate 5.1% Dividend Yield* *Based on closing price of the Company’s common stock as of $16.32 on March 31, 2022

5 “We continued to execute our strategic growth plans, operate through the uncertainty created by global instability, and source accretive opportunities to grow our portfolio even in a challenging acquisition environment.“ Jeffrey Busch Chairman, Chief Executive Officer and President

HIGH PERFORMING REAL ESTATE AT THE FOREFRONT OF HEALTHCARE 6 5.0X RENT COVERAGE 2.0% WEIGHTED AVERAGE RENT ESCALATIONS 6.9 WEIGHTED AVERAGE LEASE TERM 171 BUILDINGS 201 TENANTS 97% OCCUPANCY 4.4M Net Leasable Area (SF) As of March 31, 2022.

DIVERSE, WELL - POSITIONED PORTFOLIO 44.1% 16.9% 4.7% 18.7% 6.3% 9.3% MOB MOB/ASC MOB/Imaging/ER IRF Surgical Hospital Other 7 As of March 31, 2022.

8 INVESTING IN THE FUTURE OF HEALTHCARE

9 “We dig deeper to find value in properties and markets that other investors overlook. Our unique strategy is bolstered by favorable demographic trends and the shift in healthcare delivery to local markets and the smaller, specialized facilities we invest in.” Alfonzo Leon Chief Investment Officer

$1.4B AND CONTINUING TO GROW $94 $207 $472 $648 $906 $1,143 $1,343 $1,368 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 At IPO 2016 2017 2018 2019 2020 2021 2022 56% CAGR Since IPO Gross Real Estate Assets in Millions 10 As of March 31, 2022.

A DISTINCT APPROACH 11 • Longer - term leases • Annualized rent escalations • Bedroom communities • Secondary markets with favorable demand drivers • Positioned to benefit from decentralization trends • Uncover mispriced acquisition opportunities • Sustainable cash flows • Attractive lease coverage ratios • Healthcare systems and physician groups with a strong regional footprint • Essential or mission - critical services • Off - campus, purpose - built DISCIPLINED MARKET SELECTION STRINGENT UNDERWRITING AND DUE DILIGENCE RIGOROUS TENANT AND FACILITY IDENTIFICATION RESILIENT FINANCIAL STRUCTURE

INVESTING IN THE FUTURE OF HEALTHCARE 12 90 % of Americans age 50 and older want to age in place. 1 65 % of seniors between the ages of 60 and 70 find it “very easy” to live independently. 2 As American’s choose to age in place, demand for conveniently located healthcare will continue to increase. 1) Source: WebMD 2) Source: aginginplace.org

A LONG RUNWAY FOR ACCRETIVE GROWTH 13 $20B Medical Office and In - Patient Real Estate Transactions Annually $2B in Targeted Markets, Property Types and Cap Rate Range $800M Investigated/Reviewed ~$ 75M+ in Completed Deals* Our pipeline is full of opportunity, but it’s our distinct strategy and due diligence that allows us to execute the right deals to drive value. ~$200M $20B *Year - to - date As of May 11, 2022.

14 “We don’t look at investing in real estate as a single activity to be completed but as the first step in building an enduring relationship.” Danica Holley Chief Operating Officer

15 DOMINANT LOCAL PHYSICIAN GROUPS FOR - PROFIT SYSTEMS AFFILIATIONS AND SURGICAL OPERATOR PARTNERSHIPS PROFITABLE, STRONG HEALTHCARE TENANTS NOT - FOR - PROFIT HEALTH SYSTEMS AFFILIATIONS

“With an attentive, flexible and creative approach, Global Medical REIT worked with us to structure a transaction that met our goals and helped propel our growth. GMRE has been a helpful partner and resource since our closing.” David Harano former CEO, Gastro One 16

“We continue to strengthen our balance sheet and improve our credit metrics to build a strong foundation for our future growth.” Robert Kiernan Chief Financial Officer and Treasurer 17

STRONG CAPITAL STRUCTURE PROVIDING ACCESS TO MULTIPLE CAPITAL SOURCES As of March 31, 2022. *Line of credit capacity as of May 11, 2022 19 • $1.9 million cash on hand • $157 million LOC Availability* • Multiple sources of capital, including: OP Units, ATM, Preferred equity, secured and unsecured debt • 43.7% LEVERAGE RATIO AVAILABLE CAPACITY $- $200,000 $400,000 $600,000 $800,000 $1,000,000 $1,200,000 $1,400,000 $1,600,000 $1,800,000 $2,000,000 Debt Preferred Equity Common Equity and OP Units $350,000 $186,700 $57,487 Revolver Term Credit Facility Other

INSTITUTIONAL KNOWLEDGE, HANDS - ON APPROACH Jeffrey Busch — Chairman, Chief Executive Officer and President 20+ years of experience in healthcare, real estate development, management and investment Robert Kiernan — Chief Financial Officer and Treasurer 30+ years of experience in financial accounting, reporting and management, with extensive experience in SEC reporting and SOX compliance Alfonzo Leon — Chief Investment Officer 19+ years of experience in real estate finance and has completed $3 billion of transactions Danica Holley — Chief Operating Officer 19+ years of management and business development experience Jamie Barber — General Counsel and Corporate Secretary 15+ years of experience with SEC compliance and reporting matters, corporate governance, investment banking and REIT - related capital markets 19

HIGHLY SKILLED AND DIVERSE BOARD Jeffrey Busch — Chairman, Chief Executive Officer and President 20+ years of experience in healthcare, real estate development, management and investment. Matthew Cypher, PH.D — ESG Committee Chair, Nominating and Governance Committee Member Professor at Georgetown University’s McDonough School of Business where he serves as the director of the Real Estate Finance Initiative. Henry Cole — Lead Independent Director, Compensation Committee Chair, Audit Committee Member 40+ years of successful executive management and implementation of health and medical programs involving innovations in technology, market development and service delivery. Paula Crowley — Audit Committee Member, Compensation Committee Member, ESG Committee Member 40+ years of real estate experience including co - founding Anchor Health Properties in 1987, now Brinkman Management and Development. Ronald Marston — Nominating and Governance Committee Chair, Compensation Committee Member 40+ years of experience in healthcare and is known as an international authority on healthcare systems and trends. Dr. Roscoe Moore, Jr. — Compensation Committee Member, Nominating and Governance Committee Member Until his retirement, served with the United States Department of Health and Human Services and for the last 12 years of his career was responsible for global development support. Lori Wittman — Audit Committee Chair, Nominating and Governance Committee Member, ESG Committee Member Decades of experience in senior finance and capital market positions at leading REITs and healthcare real estate development companies. Zhang Huiqi — Director Serves as non - Executive Director of Xingye Wulian Service Group Co. Ltd, and the supervisor for Henan Hongguang Real Estate Limited and Henan Zensun Corporate Development Group Company Limited. 20

• Continuing to collect tenant data for energy consumption, carbon emissions and efficiency • Board of Directors formed an ESG Committee for oversight corporate sustainability issues • Approaching our 3 rd GRESB submission • Completed an Employee Engagement Survey to capture information on employee engagement, demographic data, and work satisfaction • Board of Directors - 33% women and 55% of individuals from underrepresented groups • Member of National Association of Corporate Directors COMMITTED TO CORPORATE RESPONSIBILITY 21

FORWARD LOOKING STATEMENT This presentation is for informational purposes only and does not constitute an offer to sell, or a solicitation of offers to pu rchase, Global Medical REIT Inc.’s (the “Company”, or “GMRE”) securities. The information contained in this presentation does not pur por t to be complete and should not be relied upon as a basis for making an investment decision in the Company’s securities. This presentation also contains statements that, to the extent they are not recitations of historical fact, constitute “forward - looki ng statements.” Forward - looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and o the r comparable terminology. The forward - looking statements included herein are based upon the Company’s current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoin g involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. Al though the Company believes that the expectations reflected in such forward - looking statements are based on reasonable assumptions, the Company’s actual results and performance could differ materially from those set forth in the forward - looking statements due to t he impact of many factors including, but not limited to, those discussed under “Risk Factors” in the Company’s Annual Report on For m 10 - K and Quarterly Reports on Form 10 - Q and any prospectus or prospectus supplement filed with the Securities and Exchange Commission (“SEC”). The Company undertakes no obligation to update or revise any such information for any reason after the da te of this presentation, unless required by law. This presentation includes information regarding certain of our tenants, which are not subject to SEC reporting requirements. Th e information related to our tenants contained in this report was provided to us by such tenants or was derived from publicly a vai lable information. We have not independently investigated or verified this information. We have no reason to believe that this info rma tion is inaccurate in any material respect, but we cannot provide any assurance of its accuracy. We are providing this data for informational purposes only. 22

DISCLOSURES Rent Coverage Ratio For purposes of calculating our portfolio weighted - average EBITDARM coverage ratio (“Rent Coverage Ratio”), we excluded credit - rated tenants or their subsidiaries for which financial statements were either not available or not sufficiently detailed. Th ese ratios are based on latest available information only. Most tenant financial statements are unaudited and we have not independently verified any tenant financial information (audited or unaudited) and, therefore, we cannot assure you that such information i s accurate or complete. Certain other tenants (approximately 15% of our portfolio) are excluded from the calculation due to ( i ) lack of available financial information or (ii) receipt of significant COVID - 19 relief funds that may cause reported coverage to differ materially from underlying performance. Additionally, our Rent Coverage Ratio adds back physician distributions and compensation. Management believes all adjustments are reasonable and necessary. Additional Information The information in this document should be read in conjunction with the Company’s Annual Report on Form 10 - K, Quarterly Reports on Form 10 - Q, Current Reports on Form 8 - K, and other information filed with, or furnished to, the SEC. You can access the Compan y’s reports and amendments to those reports filed or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act in the “Investor Relations” section on the Company’s website ( www.globalmedicalreit.com ) under “SEC Filings” as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on or connected to the Company’s website is not , and shall not be deemed to be, a part of, or incorporated into, this Earnings Supplemental. You also can review these SEC filings an d other information by accessing the SEC’s website at http:// www.sec.gov . Certain information contained in this package, including, but not limited to, information contained in our Top 10 tenant prof ile s is derived from publicly - available third - party sources. The Company has not independently verified this information and there can b e no assurance that such information is accurate or complete. 23